TELEDYNE, INC. AND SUBSIDIARIES
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             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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            (In millions except per share and share amounts)


                             Three Months Ended           Six Months Ended
                                  June 30                     June 30,
                         _________________________     ________________________
                            1996           1995           1996          1995
                         __________     __________     __________    __________

Shares used in Computing
 Earnings Per Share:
  Weighted average
   number of shares
    outstanding          56,016,608     55,627,166     55,938,099    55,563,892

  Incremental shares
    attributed to
    outstanding options   1,725,349        877,568      1,725,349       965,665
                         __________     __________     __________    __________

                         57,741,957     56,504,734     57,663,448    56,529,557
                         __________     __________     __________    __________
                         __________     __________     __________    __________


Net Income               $    39.9      $    32.6      $   102.4     $    96.9

Preferred Stock
 Dividends                    (1.3)          (0.4)          (2.0)         (0.4)
                         __________     __________     __________    __________

Net Income Applicable
 to Common Shareholders  $    38.6      $    32.2      $   100.4     $    96.5
                         __________     __________     __________    __________
                         __________     __________     __________    __________

Fully Diluted Income
  Per Common Share       $     0.67     $     0.58     $     1.74    $     1.71
                         __________     __________     __________    __________
                         __________     __________     __________    __________

Published Net Income
  Per Common Share       $     0.69     $     0.59     $     1.79    $     1.74
                         __________     __________     __________    __________
                         __________     __________     __________    __________

Note: This calculation is submitted in accordance with Regulation S-X item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.